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                                                                     EXHIBIT 4.1


THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS ("BLUE SKY LAWS"). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                         OF ACTIVE IQ TECHNOLOGIES, INC.

WARRANT NO. F-1                                            Minnetonka, Minnesota
                                                                  April 30, 2001


        This certifies that, for value received, XXXXXXXXXXXXXXXXXXXXX, or its successors or assigns (the "Holder") is entitled to purchase from Active IQ Technologies, Inc. (the "Company") FIVE HUNDRED THOUSAND (500,000) fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), at an exercise price of $3.00 per share (the "Exercise Price"), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time after the date hereof; provided, however, that, Holder shall in no event have the right to exercise this Warrant or any portion thereof later than the five (5) year anniversary of the date hereof, at which time all of Holder's rights hereunder shall expire.

        This Warrant is subject to the following provisions, terms and conditions:

        1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Company's principal office in Minnetonka, Minnesota, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time within the period above named), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. The Company agrees that the Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Certificates for the Shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.



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     2. Transferability of this Warrant. This Warrant is issued upon the following terms, to which Holder consents and agrees:

          (a) Until this Warrant is transferred on the books of the Company, the Company will treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

          (b) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

          (c) The Warrant may not be transferred, and the Shares underlying this Warrant may not be transferred, without the Holder obtaining an opinion of counsel satisfactory in form and substance to the Company's counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act of 1933, as amended ("Securities Act"), and applicable Blue Sky laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of counsel.

          (d) Neither this issuance of this Warrant nor the issuance of the Shares underlying this Warrant have been registered under the Securities Act.

     3. Certain Covenants of the Company. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

          (a) Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock ("Common Stock Equivalents") shall be paid by the Company, (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares, or (iii) the Company shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of shares of Common Stock outstanding



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     immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.05 per share.

          (b) Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (c) Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrant, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (d) Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be (i) any capital reorganization of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), (ii) any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities, or assets with respect to or in exchange for Common Stock, or
     (iii) any dividend or any other distribution upon any class of stock of the Company payable in stock of the Company of a different class, other securities of the Company, or other property of the Company (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Shares issuable upon the exercise of the Warrant) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms



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     of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

     5. Redemption of Warrants

          (a) Redemption Price. This Warrant may be redeemed at the option of the Company, at any time after the first anniversary of the date hereof following a period of fourteen (14) consecutive trading days where the per share average closing bid price of the Common Stock exceeds Seven and 50/100 Dollars ($7.50), on notice as set forth in Section 5(b) hereof, and at a redemption price equal to One Cent ($.01) for each Share purchasable under this Warrant; provided, however, that this Warrant may not be redeemed by the Company unless the Shares purchasable hereunder have been registered with the Securities and Exchange Commission or are otherwise freely tradable. For purposes of this Section, the closing bid price of the Common Stock shall be determined by the closing bid price as reported by Nasdaq so long as the Common Stock is quoted on the Nasdaq National Market or SmallCap Market Systems and, if the Common Stock is listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the Common Stock is traded.

          (b) Notice of Redemption. In the case of any redemption of this Warrant, the Company shall give notice of such redemption to the Holder hereof as provided in this Section 5(b). Notice of redemption to the Holder of this Warrant shall be given by mailing by first-class mail, postage prepaid, a notice of such redemption not less than thirty (30) days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the date fixed for redemption, the place of redemption and the redemption price of $.01 per Share at which this Warrant is to be redeemed, and shall state that payment of the redemption price of the Warrant will be made up on surrender of this Warrant at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrant shall expire unless extended by the Company. Such notice shall also state the current Exercise Price and the date on which the right to exercise the Warrant will expire unless extended by the Company.

          (c) Payment of Redemption Price. If notice of redemption shall have been given as provided in Section 5(b), the redemption price of $.01 per Share shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On and after such date of redemption, the exercise rights of this Warrant shall expire. On presentation and surrender of this Warrant at such place of payment in such notice specified, this Warrant shall be paid and redeemed at the redemption price of $.01 per Share within tem (10) days thereafter.

     6. No Rights as Shareholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Company.


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     7. Registration Rights. If at any time the Company shall propose to file any registration statement (other than any registration on Form S-4, S-8 or any other similarly inappropriate form, or any successor forms thereto) under the 1933 Act covering a public offering of the Company's Common Stock (the "Registration Statement"), it will notify the Holder hereof at least thirty (30) days prior to each such filing (the "Registration Notice") and will use its best efforts to include in the Registration Statement (to the extent permitted by applicable regulation), the Shares purchased or purchasable by the Holder upon the exercise of the Warrant to the extent requested by the Holder hereof within twenty (20) days after receipt of notice of such filing (which request shall specify the interest in this Warrant or the Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof); provided, however, that if a greater number of Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Shares proposed to be offered by such Holder for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the Commission, except that the Holder shall pay all fees, disbursements and expenses of any counsel or expert retained by the Holder and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Shares included in the Registration Statement. The Holder of this Warrant agrees to cooperate with the Company in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the 1933 Act as to any proposed distribution. The Holder understands that if the Company has not received such information requested by the Company in the Registration Notice within 20 days after Holder's receipt thereof, the Company shall have no obligation to include any of Holder's Shares in the Registration Statement.

     8. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

     9. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

     10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telefaxed and confirmed to the Holder at his or her address set forth on the records of the Company; or if sent to the Company shall be mailed, delivered, or telefaxed and confirmed to Active IQ Technologies, Inc., 601 Carlson Parkway, Suite 1500, Minnetonka, Minnesota 55305-5224, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

     IN WITNESS WHEREOF, Active IQ Technologies, Inc. has caused this Warrant to be signed by its duly authorized officer in the date set forth above.

                                       ACTIVE IQ TECHNOLOGIES, INC.


                                       By: /s/ Kenneth W. Brimmer
                                          --------------------------------------
                                            Kenneth W. Brimmer
                                            Chairman of the Board and Chief
                                            Executive Officer




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                                SUBSCRIPTION FORM

     To be signed only upon exercise of Warrant.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ of the shares of Common Stock of Active IQ Technologies, Inc. (the "Shares") to which such Warrant relates and herewith makes payment of $_____________ therefor in cash, certified check or bank draft and requests that a certificate evidencing the Shares be delivered to, ____________________________, the address for whom is set forth below the signature of the undersigned:


Dated: ____________________


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                                                   (Signature)


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                                                   (Address)



                                   ~    ~    ~



                                 ASSIGNMENT FORM

     To be signed only upon authorized transfer of Warrant.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _____________________________________ the right to purchase shares of
Common Stock of Active IQ Technologies, Inc. to which the within Warrant relates and appoints ____________________ attorney, to transfer said right on the books of _________________ with full power of substitution in the premises.

Dated: ____________________


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                                                   (Signature)


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                                                   (Address)